Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q3 2021 Results Conference Call November 24, 2020 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Timothy R. Estes, Executive Vice President & Chief Operating Officer, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Company Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Brent Thielman, Analyst, D. A. Davidson & Co.
Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.
Eric Luebchow, Analyst, Wells Fargo Securities LLC
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Alex Rygiel, Analyst, B. Riley FBR, Inc.
Alan Mitrani, Analyst, Sylvan Lake Asset Management
Jon D. Lopez, Analyst, The Vertical Trading Group LLC

MANAGEMENT DISCUSSION SECTION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the Dycom Industries Inc. Q3 2021 Results Conference Call. At this time all participants are in a listen-only mode. After the speaker presentation there will be a question-and-answer session. [Operator Instructions].

There will be a brief pause as I transition the call to your host Mr. Steve Nielsen. Please go ahead sir.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thank you, operator. Good morning, everyone. I'd like to thank you for attending this conference call to review our third quarter fiscal 2021 results.

Going to slide 2, during this call, we will be referring to a slide presentation, which can be found on our website's Investor Center main page. Relevant slides will be identified by number throughout our presentation. Today, we have on the call Drew DeFerrari, our Chief Financial Officer; and Ryan Urness, our General Counsel.

Now, I will turn the call over to Ryan Urness.

Ryan F. Urness, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. The statements made during this call may be forward-looking in nature and are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all comments reflecting our expectations, assumptions or beliefs about future events or performance that do not relate solely to historical periods.

Forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from our current projections, including those risks described in our Annual Report on Form 10-K filed March 2, 2020, and our other filings with the US Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Ryan. Now, moving to slide 4 and a review of our third quarter results, as we review our results, please note that in our comments today and in the accompanying slides, we reference certain non-GAAP measures. We refer you to the quarterly report section of our website for a reconciliation of these non-GAAP measures to their corresponding GAAP measures.
To begin, I want to express my sincere hope that everyone listening to this call as well as their families are healthy and safe. We are living in truly unprecedented and trying times for our country. I could not be prouder of our employees as they continue to serve our customers with real fortitude in difficult times. They have my thanks.
Now, for the quarter, revenue was $810.3 million, a decrease of 8.4%. Organic revenue, excluding $8.9 million of storm restoration services in the quarter declined 9.4%. As we deployed 1 gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from one of our top five customers.
Gross margins were 18.7% of revenue, reflecting solid overall performance, offset in part by the continued impacts of the complexity of a large customer program. General and administrative expenses were 7.7%, reflecting tight cost controls. And all of these factors produced adjusted EBITDA of $92.8 million or 11.5% of revenue, and adjusted diluted earnings per share of $1.06 compared to $0.88 in the year-ago quarter.
Liquidity was strong as cash and availability under our credit facility was $587.1 million. This amount represents our highest level of liquidity ever.
Finally, we made significant progress in reducing net leverage as notional net debt declined $110 million during the quarter to $558.7 million, a reduction of over $467 million in just the last four quarters.
Now, going to slide 5, today major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision 1 gigabit network speeds to individual consumers and businesses either directly or wirelessly using 5G technologies.
Additional industry participants have recently stated their belief that a singly high-capacity fiber network can most cost-effectively deliver services to both consumers and businesses, enabling multiple revenue streams from a single investment. This view appears to be increasing the appetite for fiber deployments, and we believe that the industry effort to deploy high-capacity fiber networks continues to meaningfully broaden our set of opportunities as we look forward to calendar 2021.
Access to high-capacity telecommunications has become increasingly crucial to society in the time of the COVID-19 pandemic, especially in rural America. The FCC RDOF auction currently underway reflects the view of some that the needs of work-from-home, telemedicine, distance learning and other newly essential applications require dramatically increased rural network investment.
We're providing program management, planning, engineering and design, aerial, underground and wireless construction and fulfillment services for 1 gigabit deployments. These services are being provided across the country in dozens of metropolitan areas to several customers, including customers with stated aspirations to initiate broad fiber deployments as well as customers who appear to be contemplating the resumption of broad deployments and with whom current activity is increasing.
These deployments include networks consisting entirely of wired network elements as well as converged wireless/wireline multi-use networks. Potential fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal incentives.
Our ability to provide integrated planning, engineering and design, procurement and construction and maintenance services is of particular value to several industry participants.
Near-term macroeconomic effects and uncertainty may influence some customer plans. Customers continue to be focused on the possible macroeconomic effects of the pandemic on their business, with particular focus on small and medium business dislocations and overall consumer confidence and creditworthiness.
We see some uncertainty in the overall municipal environment as authorities continue to manage the general effects of the pandemic on permitting and inspection processes and the impact of potential business limitations due to the recent nationwide increase in COVID-19 infections.
Overall, we remain confident that our scale and our financial strength position us well to deliver valuable service to our customers.
Moving to slide 6, despite the effects of the COVID-19 pandemic on the overall economy, we performed well. During the quarter, we experienced increased demand from one of our top five customers. Organic revenue decreased 9.4%. Or top five customers combined produced 71.6% of revenue, decreasing 15.4% organically, while all other customers increased 11.1% organically.
Verizon was our largest customer at 17.9% of total revenue or $144.8 million. Revenue from Comcast was $143.6 million or 17.7% of revenue. Comcast was Dycom's second largest customer and grew 9% organically. Lumen, formerly known as CenturyLink was our third largest customer at 16.6% of revenue or $134.4 million. AT&T was our fourth largest customer at $118.9 million or 14.7% of revenue. And finally, revenue from Windstream was $38.9 billion or 4.8% of revenue. Windstream was our fifth largest customer.
This is the seventh consecutive quarter, where all of our other customers in aggregate, excluding the top five customers, have grown organically. Of note, fiber construction revenue from electric utilities exceeded $31 million in the quarter, approaching just less than 4% of total revenue.
We have extended our geographic reach and expanded our program management and network planning services. In fact, over the last several years, we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of 1 gigabit wireline direct, and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now, going to slide 7, backlog at the end of the third quarter was $5.412 billion versus $6.441 billion at the end of the July 2020 quarter, declining approximately $1.0 billion. Of this backlog, approximately $2.339 billion is expected to be completed in the next 12 months. The decline in backlog largely reflects further communications during this quarter regarding the reprioritization and re-scoping of the components of a large program and our assessment of the expected pace of another component of the same program.
For AT&T, we were awarded maintenance services agreements in Indiana, Ohio, Kentucky, Tennessee, Alabama, Georgia, and Florida. Also from AT&T, a locating services agreement for Georgia. For Frontier, an engineering and construction services project in New York. And rural fiber services agreements in Minnesota, Oklahoma, Tennessee, and Mississippi.
Headcount increased during the quarter to 14,154. In addition, subsequent to the end of the third quarter, we executed contracts that resulted in our booking in excess of $740 million of backlog. These bookings will be incorporated in our fourth quarter calculation.
Now, I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning, everyone. Going to slide 8, contract revenues for Q3 were $810.3 million and organic revenue declined 9.4% for the quarter. Storm work performed in Q3 2021 was $8.9 million compared to none in Q3 2020.
Adjusted EBITDA was $92.8 million, or 11.5% of revenue, reflecting a 108-basis-point improvement over Q3 2020. Gross margins were at 18.7% in Q3 and increased 68 basis points from Q3 2020.
Compared to our expectations for the quarter, gross margins were approximately 100 basis points below the midpoint. This variance reflected impacts from customers whose capital expenditures were weighted towards the front half of the calendar year, including a large customer program, offset in part by improvements across the services performed for several of our top customers.
G&A expense improved 17 basis points compared to Q3 2020. Non-GAAP adjusted EPS was $1.06 in Q3 2021 compared to $0.88 in Q3 2020. The increase resulted from higher adjusted EBITDA, lower depreciation and interest expense, and higher other income from asset sales, offset in part by higher income tax expense.
Now, going to slide 9, our balance sheet and financial position remain solid. Over the past four quarters, we have reduced notional net debt by $467.4 million. Included in this decline was a $110.1 million reduction in Q3 from solid free cash flow. We ended the quarter with $12 million of cash and equivalents, $85 million of revolver borrowings, $427.5 million of term loans, and $58.3 million principal amount of convertible notes outstanding.
As of Q3, our liquidity was strong at $587.1 million. Cash flows from operations were robust at $111.9 million, bringing our year-to-date operating cash flow to $279.4 million from prudent working capital management. The combined DSOs of accounts receivable and net contract assets was at 127 days, which was in line with Q3 2020.
Capital expenditures were $3.5 million during Q3. Net of disposal proceeds and gross CapEx was $9.4 million. For the full fiscal year 2021, we expect net CapEx to range from $45 million to $55 million, which is a $15 million reduction from our prior outlook. In summary, we continue to maintain a strong balance sheet and strong liquidity.
Going to slide 10, for Q4 2021, which includes an additional week of operations due to the company's 52/53 week fiscal year, the company expects modestly lower contract revenues, with margins that range from in-line to modestly higher as compared to Q4 2020. The company believes the impact of the COVID-19 pandemic on its operating results, cash flows, and financial condition is uncertain, unpredictable, and could affect its ability to achieve these expected financial results.
Now, I will turn the call back to Steve.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks Drew. Moving to slide 11, within a challenged economy, we experienced solid end market activity, and capitalized on our significant strengths. First and foremost, we maintained strong customer presence throughout our markets. Our extensive market presence has allowed us to be at the forefront of the evolving industry opportunities.

Fiber deployments enabling new wireless technologies are underway in many regions of the country. Telephone companies are deploying fiber-to-the-home to enable 1 gigabit high speed connections. Cable operators are deploying fiber to small and medium businesses and enterprises, a portion of these deployments are in anticipation of the customer sales process. Deployments to expand capacity as well as new build opportunities are underway.

Dramatically increased speeds to consumers are being provisioned and consumer data usage is growing, particularly upstream. Customers are consolidating supply chains, creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business.

In addition, we are increasingly providing integrated planning, engineering and design, procurement and construction and maintenance services for wired and converged wireless/wireline networks.

As our nation and industry continue to contend with the COVID-19 pandemic, we remain encouraged that our major customers are committed to multi-year capital spending initiatives. We're confident in our strategies, the prospects for a company, the capabilities of our dedicated employees and the experience of our management team as we navigate challenging times.

Now, operator, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

Thank you. [Operator Instructions] Our first question comes from Adam Thalhimer with Thompson Davis. Your line is open.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Hey good morning Steve and Drew.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Adam.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Good Morning.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

So, the biggest question kind of question I've got this morning is just on the backlog and I'm curious if the $740 million just represents renewals, that may be got pushed a couple of weeks or if there is some larger programs in that number?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So Adam, we'll obviously give you the full readout on that incremental backlog subsequent to the quarter on the next call, but it was renewals, so certainly with respect to the next 12 months in particular, it had an impact on the calculation.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Okay and then I guess related to that Steve, what can you tell about the billing environment out there and kind of how that might relate to year-end backlog.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
I think I would say generally this year, there's been plenty of opportunity out there, it has the processes have proceeded a little bit more slowly because I think of the impacts of the pandemic, but we're encouraged with what we're seeing and hope we have more to talk about in the future.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

All right, and then last question I wanted to ask about customer number six, it was $20 million in revenue this quarter up from $8 million last quarter, I am curious I think the peak for that customer was more like 50 in a quarter, so I'm curious where revenue from that customer might be going and then also how the incumbents might react?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Yeah I guess Adam what I would say is, as we said in the comments that there were clearly, we’re clearly encouraged that there are some customers that are appearing, that appear to be contemplating the resumption of broad deployments and that we see current activity increasing with those customers so it's not just that customer, there is, there are others. So, I think in general we're encouraged with the developments around fiber-to-the-home.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Good Steve, I'll turn it over thank you.
Operator
Thank you our next question comes from Brent Thielman with from D.A. Davidson. Your line is now open.
Brent Thielman, Analyst, D. A. Davidson & Co.
Hey great, thanks good morning Steve.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Good morning operator Brent.
Brent Thielman, Analyst, D. A. Davidson & Co.
Maybe, just on the fourth quarter kind of qualitative outlook the comment about margins in line was slightly ahead from last year, Steve still implied the pretty steep drop from what you've been doing in the last couple of quarters. I understand there is some seasonality in there but anything else we ought to be considering in that outlook?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Sure, so I think if you look the last two January quarters, they weren't anything to write home about, so we want to make sure that we're taking a view that has had history as part of the outlook, I think the other thing I would say and who knows where this goes, but we're seeing more pandemic or COVID-19 -related impact on the business, not so much around business limitations, but just the number of employees that are indirectly or directly impacted. We hope returning the corner there we're encouraged by the vaccine and the therapeutics, but we just want to make sure that given the record number of cases that we're seeing right now that we reflect that consideration in how we're looking at this quarter.
Brent Thielman, Analyst, D. A. Davidson & Co.
Got it okay and then the, some of the issues with permitting approval slowing at a local level at municipal level, any inroads there you see processes evolve little more quickly, I am just curious, how much an affect that's having on the business right now?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Sure, I think there's been a year long almost hard to say almost a year long evolution in the number of processes that have gone from analog to digital, to things that can be done online rather than in person. I don't think anything in particular to call out recently, I just think that the infections unlike the last two flare the initial flare up and then the one over the summer are very broadly distributed geographically. So, we're just reflecting that in the near-term outlook.

Brent Thielman, Analyst, D. A. Davidson & Co.
Okay and any updated thoughts on just the ability to work down DSOs from here I know they're still above where you'd like them to be, just curious any thoughts there.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Yeah I think what I would say is look, we're encouraged if you look at the trailing four quarters to October, call it $470 million of operating cash flow. In the current quarter, we were able to get the working capital tied up in a large customer program down a little better than $40 million, so I think we'll continue to work hard over the next year to get back to more normal levels across all of the working capital.
Brent Thielman, Analyst, D. A. Davidson & Co.
Okay great thank you guys.
Operator
Thank you. Our next question comes from Sean Eastman with from KeyBanc Capital. Your line is now open.
Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.
Hi, team. Thanks for taking my questions.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Hey, Sean.
Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.
Hey, guys. Could you provide a little more color on the adjustment to backlog in the quarter? I'm just curious what's happening under the hood around your estimates in there.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
So, Sean, we've talked now – it seems longer, but it's been about two years that we've been talking about the evolution around objectives and priorities and the large customer program. And so, we received some new communications in the quarter that affected the reprioritization of one component of the program that caused us to assess the realizability of the backlog. There were some scope adjustments for another component. And then a third component where the run rates currently are just not those that left us comfortable with the prior estimates on the backlog. Backlog is an estimate, there is a number of methodologies we use to assess it and estimate it. And based on the new communications we got in the quarter, that's really what triggered it.
Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Okay, got you. And just higher level, I mean what is the message around the growth trajectory in the business. I think I'm just trying to look at how the backlog looked this quarter relative to the qualitative commentary remaining very firm and strong around expanding opportunities. So, if you could just help us from a high level, understand how to put those two things together and just try to understand how the growth trajectory is looking over the next year or two that would be really helpful, Steve.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Yeah, Sean, I think we've covered this in prior calls, so 70% to 75% of the revenue in any given quarter, typically comes from master service agreements. Those are subject to calculation methodology where we take the trailing 12 months revenue, we take that times of number of months remaining and that's the backlog, right? So, it's a backward-looking estimate. So, even as activity may pick up, there will be a period of time where that does not get fully reflected in backlog.
And in the same way, when you have a couple customers like we did this quarter, that in the near term were down sequentially and down year-over-year, that will cause that long-term backlog calculation to be revalued. So, as I always say, over an intermediate to long period of time, backlog, I think, is broadly consistent with the growth profile of the company and the scale of the company. From quarter-to-quarter, it's subject to timing. And in a different year, the awards that we got subsequent to the end of the quarter in a non-pandemic year, they might very well have happened in October, and then it would've been a different number. So, there's always timing issues.
Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.
Okay, fair enough. I'm going to sneak one last one in, I'm just curious how you think about assuming you guys do grow next year, the year after, how we should think about the operating leverage in the business? I think, clearly, a strange operating environment this year, but at the same time, you've talked recently about some cost measures and efficiency initiatives being accelerated, so just pulling that together, trying to think about the operating leverage in the business would be a helpful discussion.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Yeah, Sean, I think as we've always said, when we have growth that's broadly distributed across a number of customers, that's helpful with respect to operating leverage. When we have growth that's inside an established footprint, we get good operating leverage. And I think as we've talked about in the comments, we have customers that we're working for now that are looking to expand programs and so that's helpful to operating leverage.
I think the other thing to your comment about this year, if you think about the impact of this large customer program, pull that out of the business, as we've commented before, this is a little better than average year, and I think given all that's going on in the business having that as a foundation looking forward is encouraging. Now, no guarantees, we got to work hard to make it happen, but we're looking ahead from a strong financial base and an encouraging outlook.
Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.
Helpful, thanks very much for your time.
Operator
Thank you. Our next question comes from Eric Luebchow with Wells Fargo. Your line is now open.
Eric Luebchow, Analyst, Wells Fargo Securities LLC
Great, thanks for taking the question. Steve, can you talk about the wireless business this quarter, kind of the percent of revenue and the growth rate? And then, looking out, whether you see opportunities going into next year in wireless with the 5G upgrade cycle. And related to that, have you seen a growing backlog of business for fiber backhaul or fronthaul, which I believe gets recorded as wireline, but does generally support wireless applications?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Sure, so with respect to wireless, it was a slower quarter, so, Drew, keep me straight, it represented about
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Around just over 6%.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
...just over 6% of the business. And I think we talked about that on the August call, Eric, that with the C-band auction that commenced shortly, I think all of the carriers are trying to incorporate new spectrum availability into their planning cycles. So, that's intermediate to long-term good, the wireless business has always been a function of deploying new spectrum. We've certainly had a great period of growth as FirstNet spectrum got deployed, for example, by AT&T. So, I just think that we're seeing that preparation. And then with respect to 5G, I think we continue to see lots of fiber deployments, small cell deployments, I think continued commitment to deploying more small cells that will support 5G spectrum. And so, I don't know that we have anything new recently on that.
Eric Luebchow, Analyst, Wells Fargo Securities LLC
Great. Thanks for that. And then, just one more for me, I guess, on the cable side, nice to see Comcast pick up in the quarter. You have a pretty good pipeline as you look forward with them doing Full Duplex DOCSIS, which I believe requires kind of more fiber-related spend. And then any notable trends from any of the other cable players below Comcast in terms of kind of network upgrade paths from here? Thanks.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
So, I think clearly all the cable operators are thinking about the best way to continue to provision the growth in network traffic, I mean it's just really amazing I think the average consumer took something like just under 400 gigabytes a month, which is up, call it, 40% year-over-year. Upstream traffic, latest data that I've seen was up about 40%, which was actually the highest rate of growth this calendar year. And so, I think all of the operators are thinking through whether it's Duplex or extended spectrum or just additional node splits that they're creating more capability, it was a great subscriber quarter for cable operators and the phone companies, everybody is growing high speed connections.
In fact I think it was – I just read one of the smaller cable operators who was at a conference last week, and said when they offered 1 gig – or when 1 gig service was offered, about 40% of people signing up took that speed tier. So, I think all of that is helpful around the cable business.
I think the other development that we'll have to see is this RDOF auction is underway, is that all the cable operators are talking about expanding the number of homes that they passed with high capability networks, and that's also helpful going forward also.
Eric Luebchow, Analyst, Wells Fargo Securities LLC

Great. Thanks, Steve.
Operator
Thank you. Our next question comes from Alex Rygiel with B. Riley. Your line is now open.

Alex Rygiel, Analyst, B. Riley FBR, Inc.
Thank you. Good morning Steve and Drew.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Hey Alex.
Alex Rygiel, Analyst, B. Riley FBR, Inc.
New backlog awards after the quarter close were $740 million. What was the mix of that between the next 12 months and total backlog?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
I mean, Alex, we just got the awards in. That's part of our normal quarterly analytic process. So, we know the total value. They were renewals. So, you can imagine that divide by some estimated duration, and so, they're a good portion of it, but not out of line with the rest of the book of business.
Alex Rygiel, Analyst, B. Riley FBR, Inc.
Maybe to ask that question another way, do you think your MSA backlog as of today sort of a day or two before Thanksgiving is flat, down or up versus sort of exactly a year ago?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Alex, I don't have the analytics in front of me to show that. I would say that activity has been good. I think we're encouraged about the opportunities that we're seeing. I think we've said that this year has been a little bit slower to get things concluded. I think that's just an effect of the pandemic. So, I'd like to answer, but I'm not sure that I could with any rigor. I mean, we don't – we feel comfortable with the opportunities in the business at the moment.
Alex Rygiel, Analyst, B. Riley FBR, Inc.
And from your historical experiences, when customers consider the resumption of investment, how important is sort of the flip of the new calendar year into a lot of their decision processes?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Yeah. So, once again speaking historically, these are – we work for very large companies. They go through a budget process that often starts mid-summer, concludes right around now or first week of December. And typically for large initiations, you begin to get some visibility in the fourth quarter, and then as they get budget approvals, then they move strongly starting the beginning of the year with consideration for the fact that you have holidays, and you've got weather, and you've got those other things that normally impact first couple months of the year. But there can be, what I would call, a gathering phase where as they initiate new strategies, or resume strategies that they get ready for it in the back half of the year, and execute the next year.
Alex Rygiel, Analyst, B. Riley FBR, Inc.
It's helpful. Thank you.

Operator
Thank you. Our next question comes from Noelle Dilts with Stifel. Your line is now open.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Thanks. Good morning, and I hope you all are staying healthy.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah, we are, Noelle. Thank you.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Great. So, my first question, I just wanted to touch on the $15 million reduction in CapEx relative to your previous expectations. I'm just curious if that's more reflective of how you're thinking about activity levels over the medium term, or if there is sort of a shift in how you're utilizing, and thinking about your current assets? Thanks
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Go ahead, Drew.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Yeah. Noelle, so, year-to-date, we've spent just under $25 million, and so in the quarter, obviously, is a little bit less than we had been running. So, as we looked out to Q4, we've got some new awards that are there that we're spending on and some other normal replacements as well, so nothing unusual there.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Okay. And then circling back to your large customer program, earlier in the year, you talked about that being kind of 90% complete by early calendar 2021, kind of curious how you're thinking about that right now.
And a big theme we've talked about here is that you're kind of shifting from the more challenging Phase 1 into the more profitable Phase 2. I feel like we've seen some evidence of that in margin improvement over the past few quarters. A little bit tougher to see in guidance, but are you – just curious, because it's hard to see in the numbers, if you can give us an update on how that's progressing. Thanks.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Yeah. I don't think we have a whole lot to add with respect to the initial arrangement that we talked about with 90% of the geographic markets being substantially complete early in the next calendar year. I think we're still on track with that. It may be a month or two, but it's essentially on that trajectory.
This program has gone through a number of reprioritizations and evolutions, and I think that will probably continue, but beyond that I don't know that we have a whole lot to add to what we've said before, Noelle.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Okay. Thank you.

Operator
Thank you. [Operator Instructions] Our next question comes from Jon Lopez with Vertical Group. Your line is now open.
Jon D. Lopez, Analyst, The Vertical Trading Group LLC
Hey, good morning. Thank you. How are you guys?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Hey, Jon. Good morning.
Jon D. Lopez, Analyst, The Vertical Trading Group LLC
Hey, Steve. So, I wanted to circle back to the backlog, and I wanted to ask the question this way if that's okay, which is, if we take the $740 million that came in after the quarter, and we add it back to the current period backlog, it's still kind of down low single digits. And I apologize because I know you've talked to this couple times, but from your perspective, does that inform us at all as to what we can expect from the business in fiscal 2022, calendar 2021?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
So, Jon, like we said last quarter and what we said earlier today, right, in the intermediate to long term, the backlog tends to track the overall scale of the company. From quarter-to-quarter it's subject to timing, specifically around renewals, and new business, and occasional changes from the customer. And so, we don't look to backlog most of the time as being all that indicative over the next two, three, four quarters. Obviously, if we have a renewal, that's important, because if you don't get the renewal, that could impact the business, but generally other than those renewals, it's – in the short term, it's not highly correlated with the business.
Jon D. Lopez, Analyst, The Vertical Trading Group LLC
Got you. Helpful. Two other quick follow-ups if I could. The first one is, are you guys making, or do you, in general, make any assumptions about storm activity within this fiscal Q4 outlook?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Jon, we don't. And that's why we always call out the storm work, it is so hard – one, you can't forecast it. Communications networks generally are less impacted by storms than, say, electrical systems. And so, we always think about our organic growth as ex the storm work as we just can't forecast it well.
Jon D. Lopez, Analyst, The Vertical Trading Group LLC
Yeah, that makes sense.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
We can't forecast it at all. It just is...

Jon D. Lopez, Analyst, The Vertical Trading Group LLC
Yeah, of course.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
...not possible.
Jon D. Lopez, Analyst, The Vertical Trading Group LLC
No, no. Yeah, I just didn't know if anything had spilled over like from the last quarter into the current quarter, but that was my assumption. The last one, Steve, I wondered, if we just take a step back, we have – there's a bunch of stuff going on. So, you have 5G, you mentioned C-band, there is also CBRS, there is also, I'm assuming, some amount of initial planning work around RDOF whether that's either implementation or people figuring out they want to participate, I suppose my high-level question is, do you think it's possible that this kind of combination of events or activities, is it possible those are acting as headwinds to the business, perhaps, temporarily that as your customers sort out what they want to do around those, perhaps, unwinds as we look out into 2021?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Well, Jon, I think we talked about it last quarter, and I said it earlier on this call. Specifically with respect to wireless, when you have an event like a spectrum auction, and the spectrum that's available can influence the way carriers provision additional capacity and capability over a multi-year period, I think there is always a period of time where they're thinking through do I add capacity today with the current spectrum that's available, or do I figure out some way to take advantage of what could be available to me at some point in the near future.
And so, I think that's clearly something that – we don't do a lot of wireless, but I followed the industry for a long time, and others who have done more than we have, have pointed to that dynamic in the past that there can be some slowing going into a spectrum auction, but coming out of it, it's only valuable to the people who bought it if they deploy it. And I do think that on other programs, particularly as people reprioritize and reassess budgets, and move monies around to attract, to address new programs that sometimes that will impact the business again because they just want to be efficient, don't spend it today if there is a new program coming along next quarter, that should be part of the planning process. So, I think there could be an element to that, sure.
Jon D. Lopez, Analyst, The Vertical Trading Group LLC
Got you. Very helpful. Thanks a lot. I appreciate it.
Operator
Thank you. Our next question comes from Alan Mitrani with Sylvan Asset Management. Your line is now open.
Alan Mitrani, Analyst, Sylvan Lake Asset Management
Hi, thanks. Steve, you generated most free cash we’ve seen in the last four quarters than you have in years, and you're going into your slowest quarter of the year. Can you talk about your comfortability with the balance sheet and where do you want to see that leverage, where you are in terms of M&A talks, and stock buybacks, and your thoughts regarding that?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Yeah. So, Alan, it has been an encouraging four quarters on operating cash flow and free cash flow. And that is due to the hard work of everybody across the enterprise. I mean, there were a lot of things that we put into place last spring. The people have maintained discipline on through the balance of this year. So, first and foremost, thanks to all those folks. It didn't just happen because we sat here in headquarters and make it happen.
I think as we said on the last quarter, we've always operated with the thought that target leverage in a business like this is somewhere in the 2 area. Clearly, we have ticked down below that. That gives us optionality to consider what we always do, which is highest and best use of capital is organic growth. We're encouraged with some customers that seem to be contemplating pretty good opportunities for us to grow.
Then, we'll look at what's available from an M&A perspective to grow the scale of the enterprise versus the returns that are available to us in share repurchases. And that depends on what's available. It's an opportunistic approach. And I think we will continue to use the same discipline that we always have.
Alan Mitrani, Analyst, Sylvan Lake Asset Management
Okay. So, thank you. I appreciate that. And it sounds like from your answer, it wasn't just the fact that the business is shrinking, and also maybe you're doing a little better on DSOs, it's also that there are certain processes you put in place and efforts you put in place that you think could be maintained as the business increases in the next year or so?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Yeah, I think we talked about it a couple of quarters ago. We took a fresh look at the way we managed accounts payable and moved to a more industry standard timeframe. We have put new processes in place around inventory management, so that we're working across business units to make sure that we're increasing our turns, right, so that we're carrying less inventory for any given level of activity. And I think we've also been – we've had tight cost controls around G&A, use of contractors, and other things that we could do to get better in the way we run the business.
Alan Mitrani, Analyst, Sylvan Lake Asset Management
Okay. And also some of your customers, I had to go back 15 years to see some of these low levels of revenues from the cable customers and stuff. Do you think – we haven't seen the fruition of really the 5G putting an impact on some of the cable businesses to upgrade speeds at least on a broad basis. Do you think that's coming in the next year, year-and-a-half as 5G becomes little more pervasive, and small cell densification happens?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
I mean, Alan, it's certainly possible. I think I would point more to what we said earlier, which is the cable industry has had great subscriber growth this year. There has been pretty substantial growth in upstream traffic. And so, folks are talking about what that means for their networks, and where they have to invest, and we think that creates some opportunities going forward.
Alan Mitrani, Analyst, Sylvan Lake Asset Management
Okay. Thank you.
Operator
Thank you. Our next question comes from Adam Thalhimer with Thompson Davis & Co. Your line is now open.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Thanks. Steve, I wanted to ask about Verizon high level in 2022, considering some of the moving pieces within the backlog commentary.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
I mean, Adam, at this point, we're just not going to provide any guidance for next calendar year or fiscal 2022. Just at this point, we're just not in a position to do that.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
What do you think – I wanted to ask an RDOF question. What do you think the actual timing of construction is for that?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
So, Adam, that's a great question. So, it depends on who the winners are. So, the auction is ongoing. I think there'll be some visibility early next year as to who the winners are. To the extent that we have winners who are new entrants, who were thinking about using their own capital as part of the deployments, certainly possible that they could start in anticipation of the funding that's coming from the government. I think we mentioned last quarter and it continued this quarter, we're actually working in a couple states, where some rural companies that are actually using CARES Act money to get started, and we'll see if they're successful on RDOF, to the extent they are I think they'll probably continue .
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Okay. And then just lastly, how much did COVID impact the Q4 outlook, Steve?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Adam, it's just hard to speculate on that. I would just tell you that we track the number of reported cases every day, and they've – not surprisingly, they picked up kind of in a similar fashion to what we've seen across the country. And so, we just need to be – we need to be cognizant of that as we think about the outlook.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Okay, thanks.
Operator
Thank you. Our next question comes from Alan Mitrani with Sylvan Asset Management. Your line is now open.
Alan Mitrani, Analyst, Sylvan Lake Asset Management
Hi, sorry. I just wanted to ask about inflation. We're seeing it all across the board in commodities and in many other areas, and it seems like wage inflation is going to be coming back especially with the new government coming in. How you're making sure when you're bidding contracts that you're putting in enough of a cushion from a wage inflation perspective? And are you seeing competitors being a little more competitive to try to get some work in this in-between period that may lock in lower prices that maybe you're sorry with about a year or so from now?
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Yeah, Alan, look, I mean we're in a competitive industry and trying to evaluate people's thoughts at a high level is probably not something we spend a lot of time thinking about. I would tell you that we have not seen any pronounced trends in wages for our folks. This is a typical trend line that we've seen throughout the year.
Alan Mitrani, Analyst, Sylvan Lake Asset Management
Thanks.
Operator
Thank you. I am not showing any further questions at this time. I would now like to turn the call back over to Steve Nielsen for closing remarks.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Okay, well, we thank everybody this holiday week. And before we go, I think Drew has one point to make.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Yeah. I'll just run through the customer split, telco was at 66%, cable was at 23%, facility locating was 7.3% and electrical and other was at 3.7%.
Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Okay. So, we wanted to just make sure we get that out there, but thanks for everybody's time and attention on the call, and wish you all a safe Thanksgiving. Thank you.

Operator
Ladies and gentlemen, this concludes today's conference call. Thank you for participating. You may now disconnect.